Exhibit 10.7

SUPPLEMENT TO SECURITY AGREEMENT

Supplement (this "Supplement") dated as of [_______ __], 2014, to the Pledge and Security Agreement dated as of May 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement") by Inventergy, Inc., a Delaware corporation (the "Company"), those additional entities that thereafter become parties thereto (collectively, jointly and severally, "Grantors" and each individually "Grantor") and Hudson Bay IP Opportunities Master Fund, LP, in its capacity as Collateral Agent for the Buyers (as defined below) (in such capacity, together with its successors, the "Collateral Agent").

W I T N E S S E T H:

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement; and

WHEREAS, pursuant to a Securities Purchase Agreement, dated as of May 10, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "SPA"), by and among the Company and the investors listed on the Schedule of Buyers attached thereto (together with their respective assignees and transferees, each a "Buyer" and collectively, the "Buyers"), the Company issued notes (as amended, restated or otherwise modified from time to time, the "Notes") to the Buyers;

WHEREAS, in connection with the SPA and the issuance of the Notes, the Company entered into the Security Agreement in order to induce the Buyers to make the financial accommodations to the Company under the SPA and the Notes;

WHEREAS, pursuant to an Agreement of Merger and Plan of Reorganization, dated as of December [ ], 2013 (the "Merger Agreement"), by and among the Company, [eOn Communication Corporation]1, a Delaware corporation ("eOn") and Inventergy Merger Sub, Inc., effective as of the Effective Time (as defined in the Merger Agreement), the Company became a wholly-owned subsidiary of eOn;

WHEREAS, as a condition to the Buyers' consent to Company's execution of the Merger Agreement, the Buyers have requested, and eOn and certain of its Subsidiaries party hereto (each a "New Grantor" and collectively, the "New Grantors") have agreed, that the New Grantors shall execute and deliver to the Buyers (i) a Guaranty, dated as of the date hereof (the "Guaranty"), guaranteeing all of the obligations of the Company under the SPA, the Notes and the other "Transaction Documents" (as defined in the SPA, and as amended, restated or otherwise modified from time to time, the "Transaction Documents") and (ii) this supplement to the Security Agreement, pursuant to which the New Grantors shall grant to the Collateral Agent, for the benefit of the Buyers, a security interest in and lien on their assets to secure their respective obligations under the Guaranty;

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the New Grantor hereby agrees as follows:

1 Subject to name change of eOn pursuant to the Merger Agreement.

1. Each New Grantor, by its signature below, shall become a "Grantor" under the Security Agreement with the same force and effect as if originally named therein as a "Grantor" and each New Grantor hereby (a) agrees to all of the terms and provisions of the Security Agreement applicable to it as a "Grantor" thereunder and (b) represents and warrants that the representations and warranties made by it as a "Grantor" thereunder are true and correct on and as of the date hereof, except as set forth on Schedule 1 hereto. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby grant, assign, and pledge to Collateral Agent, for the benefit of the Buyers, a security interest in and security title to all assets of such New Grantor including, all property of the type described in Section 2 of the Security Agreement to secure the full and prompt payment of the Obligations, including, any interest thereon. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is incorporated herein by reference.

2. Each New Grantor represents and warrants to the Collateral Agent and the Buyers that this Supplement has been duly executed and delivered by such New Grantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3. Notwithstanding anything to the contrary contained in the Security Agreement, nothing contained herein or in the Security Agreement shall prevent eOn from transferring any assets specifically contemplated to be transferred by it pursuant to the Merger Agreement, including pursuant to the Transition Agreement (as defined in the Merger Agreement)(each such agreement as in effect on December [__], 2013 or as amended with the consent of the Collateral Agent.

4. This Supplement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. Delivery of a counterpart hereof by facsimile transmission or by e-mail transmission shall be as effective as delivery of a manually executed counterpart hereof.

5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

6. This Supplement shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

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IN WITNESS WHEREOF, each New Grantor has duly executed this Supplement to the Security Agreement as of the day and year first above written.

EON COMMUNICATIONS CORPORATION

By:
Name:
Title:

EON COMMUNICATIONS ASSETS, INC.

By:
Name:
Title: